UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 March 31, 2006



                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)



        Delaware                     1-8351               31-0791746
    (State or other        (Commission File Number)    (I.R.S. Employer
    jurisdiction of                                      Identification
     incorporation)                                          Number)



          2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
           (Address of principal executive offices)             (Zip Code)



               Registrant's telephone number, including area code:
                                 (513) 762-6900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.425)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 230.425)


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Item 1.01      Entry into a Material Definitive Agreement.

               The Registrant announced March 31, 2006 that on that date it entered into a material amendment of its Amended and Restated Credit Agreement of February 24, 2005. The Registrant used $41 million in cash and borrowings under the $175 million revolving credit agreement to pay its existing $84.4 million term loan in full. This current amendment provides for revised pricing and adds a $50 million accordion feature to the revolving credit facility.

               The Registrant's press release, dated March 31, 2006 and the loan amendment are attached as exhibits to this report.


Item 9.01      Financial Statements and Exhibits.

               c)   Exhibits

                       (10.1) Amendment No. 1 to Amended and Restated Credit Agreement, dated March 31, 2006 among Chemed Corporation, the lenders from time to time parties thereto, and JPMorgan Chase Bank, NA as Administrative Agent.

                       (99.1) Registrant's press release dated March 31, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CHEMED CORPORATION


Dated:   April 4, 2006                   By: /s/ Arthur V. Tucker, Jr.
        --------------                       --------------------------
                                             Arthur V. Tucker, Jr.
                                             Vice President and Controller


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